Exhibit 8.1

Ladies and Gentlemen:

We have acted as counsel to Double Eagle Acquisition Corp., a Cayman Islands exempted company that will become a Delaware corporation in the Domestication (“Company”) in connection with the purchase by Williams Scotsman Holdings Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the “Holdco Acquiror” and, together with the Company, the ‘‘Acquirors’’), of all of the issued and outstanding shares of common stock, par value $0.01 per share (“WSC common stock”) of Williams Scotsman International, Inc., a Delaware corporation (“WSII,” and together with its subsidiaries “Williams Scotsman”) from Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (“Algeco Global”) and Algeco Scotsman Holdings Kft., a Hungarian limited liability company (together with Algeco Global, the “Sellers”), pursuant to the terms and subject to the conditions of the Stock Purchase Agreement, dated as of August 21, 2017, as amended on September 6, 2017 (as may be further amended from time to time, the “Stock Purchase Agreement”), by and among the Acquirors and the Sellers (the transactions contemplated by the Stock Purchase Agreement, the “Business Combination”). As a condition to the effectiveness of the Business Combination, the Company is required to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The continuing entity following the Domestication will be renamed “Williams Scotsman Corporation.” This opinion is being delivered in connection with the Registration Statement of the Company on Form S-4 filed on September 6, 2017 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Stock Purchase Agreement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Stock Purchase Agreement, filed as Exhibit 2.1 of the Company’s filing on Form 8-K (No. 001-37552), with the Commission on August 21, 2017; (iii) the form of Certificate of Incorporation of WSC to be effective upon the domestication (the “Certificate of Incorporation”), filed as Exhibit 3.2 to the Registration Statement; (iv) the form of By-laws of WSC to be effective upon the domestication (the “By-laws”), filed as Exhibit 3.3 to the Registration Statement; (v) the representation letters of officers of the Acquirors and the Company (each a “Representation Party” and together, the “Representation Parties”) delivered to us for purposes of this opinion (the “Representation Letters”); and (vi) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Representation Parties, and we have assumed that such statements and representations, including those set forth in the Representation Letters, are and will continue to be true and correct through the closing of the Business Combination without regard to any qualification as to knowledge, belief, intent, or otherwise.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Domestication and the Business Combination will be consummated in the manner described in the Stock Purchase Agreement and the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Stock Purchase Agreement, the Registration Statement and the Representation Letters accurately and completely reflect the facts relating to the Domestication and the Business Combination.  Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect.  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” we are of the opinion that, for United States federal income tax purposes, the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Domestication and the Business Combination and therefore is prospective and dependent on future events.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings  “U.S. Federal Income Tax Considerations” in the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,